Exhibit 99.1

FOR IMMEDIATE RELEASE

Emdeon Reports First Quarter Results

•	Solutions Revenue of $258.4 million for First Quarter 2015, an increase of 9.4%

•	Adjusted EBITDA of $87.6 million for First Quarter 2015, an increase of 11.8%

NASHVILLE, Tenn. (May 11, 2015) – Emdeon Inc., a leading provider of software-based solutions, network solutions and technology-enabled services that optimize communications, payments and analytics by leveraging its intelligent healthcare platform, today announced financial results for the first quarter ended March 31, 2015, as summarized below:

(In millions)	1Q 2015	1Q 2014	% Change
Solutions Revenue (exclusive of postage)(1)	$258.4	$236.1	9.4%
Net Loss	$5.7	$3.0	-92.3%
Adjusted EBITDA	$87.6	$78.3	11.8%

(1)	In January 2015, the company reorganized its reportable segments as Software and Analytics, Network Solutions and Technology-enabled Services. In addition, to clarify the nature of its customer related postage activities, the company created separate captions on the statement of operations within revenue and costs and expenses, respectively. Solutions revenue represents total revenue less postage revenue.

“We continue to be very encouraged by our financial results as evidenced by the 9.4% growth in solutions revenue and 11.8% growth in Adjusted EBITDA during the quarter. Our sales momentum remains strong and we continue to see network volume gains throughout our platform, due in large part to increases in the number of insured lives of our customers from the ongoing expansion of Medicaid and federal and state exchanges,” said Neil de Crescenzo, president and chief executive officer for Emdeon. “During 2015, we intend to further strengthen our position as a leading provider of software-based and other technology-enabled solutions that optimize communications, payments and analytics by leveraging our intelligent healthcare platform.”

First quarter solutions revenue was $258.4 million, an increase of 9.4%, compared to $236.1 million for the same period in 2014. This increase in solutions revenue was primarily due to business growth, including the acceleration of our electronic payment and other recently developed and acquired solutions. Net loss for the first quarter of 2015 was $5.7 million compared to $3.0 million for the same period in 2014.

First quarter 2015 Non-GAAP Adjusted EBITDA increased 11.8% to $87.6 million, or 33.9% of solutions revenue, from Non-GAAP Adjusted EBITDA of $78.3 million, or 33.2% of solutions revenue, for the comparable period in 2014. This increase in Adjusted EBITDA and as a percentage of solutions revenue compared to the same period in 2014 is primarily due to business growth and productivity improvements throughout the business.

A reconciliation of Emdeon’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its unaudited condensed consolidated financial statements presented on a GAAP basis. An explanation of these non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

About Emdeon

Emdeon is a leading provider of software-based solutions, network solutions and technology-enabled services that optimize communications, payments and analytics by leveraging its intelligent healthcare platform, which includes one of the largest financial and administrative networks in the United States healthcare system. Emdeon’s platform and solutions integrate and automate key functions of our payer, provider and pharmacy customers throughout the patient encounter, from consumer engagement and pre-care eligibility and enrollment through payment. By using Emdeon’s comprehensive suite of solutions, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage complex workflows. For more information, visit www.emdeon.com.

Forward-Looking Statements

Statements made in this press release that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to Emdeon’s actual financial results or results of operations include: effects of competition, including competition from entities that are customers for certain of Emdeon’s solutions; Emdeon’s ability to maintain relationships with its customers and channel partners; Emdeon’s ability to effectively cross-sell its solutions to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated solutions; the anticipated benefits from acquisitions not being fully realized or not being realized within the expected time frames; and general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report filed on Form 10-K for the year ended December 31, 2014, as well as other reports filed by Emdeon with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Contacts:

Investor Relations

Bob East

Westwicke Partners

443.213.0502

bob.east@westwicke.com or

Emdeon@westwicke.com

Emdeon Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Revenue:
Solutions revenue	$258,412	$236,135
Postage revenue	87,283	83,072

Total revenue	345,695	319,207
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	121,297	112,248
Development and engineering	10,825	8,905
Sales, marketing, general and administrative	48,991	54,328
Customer postage	87,283	83,072
Depreciation and amortization	48,114	46,463
Accretion	4,979	(77)

Operating income (loss)	24,206	14,268
Interest expense, net	38,008	36,563
Contingent consideration	(2,015)	1,960

Income (loss) before income tax provision (benefit)	(11,787)	(24,255)
Income tax provision (benefit)	(6,040)	(21,266)

Net income (loss)	$(5,747)	$(2,989)

Emdeon Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	March 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$87,735	$82,306
Accounts receivable, net of allowance for doubtful accounts of $5,977 and $6,377 at March 31, 2015 and December 31, 2014, respectively	227,427	233,791
Deferred income tax assets	15,362	18,893
Prepaid expenses and other current assets	33,688	29,246

Total current assets	364,212	364,236
Property and equipment, net	233,260	244,153
Goodwill	1,700,404	1,702,569
Intangible assets, net	1,514,046	1,539,394
Other assets, net	21,395	20,312

Total assets	$3,833,317	$3,870,664

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$12,107	$16,399
Accrued expenses	165,435	175,206
Deferred revenues	10,215	10,518
Current portion of long-term debt	27,350	27,308

Total current liabilities	215,107	229,431
Long-term debt, excluding current portion	2,139,220	2,146,597
Deferred income tax liabilities	401,426	413,227
Tax receivable agreement obligations to related parties	168,962	163,983
Other long-term liabilities	12,600	15,361
Commitments and contingencies
Equity:
Common stock (par value, $.01), 100 shares authorized and outstanding at March 31, 2015 and December 31, 2014, respectively	—	—
Additional paid-in capital	1,149,879	1,149,360
Accumulated other comprehensive income (loss)	(2,790)	(1,955)
Accumulated deficit	(251,087)	(245,340)

Total equity	896,002	902,065

Total liabilities and equity	$3,833,317	$3,870,664

Emdeon Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Operating activities
Net income (loss)	$(5,747)	$(2,989)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	48,114	46,463
Accretion	4,979	(77)
Equity compensation	2,186	1,892
Deferred income tax expense (benefit)	(7,149)	(22,132)
Amortization of debt discount and issuance costs	2,270	1,909
Contingent consideration	(2,015)	1,960
Impairment of long-lived assets	839	3,067
Changes in operating assets and liabilities:
Accounts receivable	5,254	(950)
Prepaid expenses and other	(5,845)	(4,279)
Accounts payable	(3,653)	(984)
Accrued expenses, deferred revenue and other liabilities	(5,535)	2,787

Net cash provided by (used in) operating activities	33,698	26,667

Investing activities
Purchases of property and equipment	(12,727)	(14,511)
Payments for acquisitions, net of cash acquired	(20)	(779)
Other	(35)	—

Net cash provided by (used in) investing activities	(12,782)	(15,290)

Financing activities
Payments on Term Loan Facility	(3,620)	(7,669)
Payment of debt assumed from acquisition	—	(1,877)
Payments on deferred financing arrangements	(4,680)	(3,447)
Repurchase of Parent common stock	(2,438)	—
Capital contribution from Parent	804	1,977
Payment of contingent consideration	(5,553)	—

Net cash provided by (used in) financing activities	(15,487)	(11,016)

Net increase (decrease) in cash and cash equivalents	5,429	361
Cash and cash equivalents at beginning of period	82,306	76,538

Cash and cash equivalents at end of period	$87,735	$76,899

Explanation of Non-GAAP Financial Measures

Emdeon’s management believes that, in order to properly understand Emdeon’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses results of operations before such excluded items to evaluate the operational performance of Emdeon as a basis for strategic planning and as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to non-GAAP results are provided in the financial statement tables included in this release.

In this release, Emdeon defines Adjusted EBITDA as EBITDA (which is defined as net income (loss) before net interest expense, income tax provision (benefit) and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).

To properly evaluate Emdeon’s business, Emdeon encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Emdeon’s business. Emdeon also strongly encourages investors to review the reconciliation of net income (loss) to the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA, as Emdeon defines it, may differ from and may not be comparable to similarly titled measures used by other companies, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations. Adjusted EBITDA calculations also are used in our credit facilities and indentures, although the adjustments used to calculate Adjusted EBITDA as used in our credit facilities and indentures may vary in certain respects among such agreements and from those presented below.

Management uses Adjusted EBITDA to facilitate a comparison of Emdeon’s operating performance on a consistent basis from period to period that, when viewed in combination with Emdeon’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Emdeon’s business than GAAP measures alone. Management believes this non-GAAP measure assists Emdeon’s board of directors, management, lenders and investors in comparing Emdeon’s operating performance on a consistent basis because it removes where applicable, the impact of Emdeon’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Emdeon’s operating performance.

Emdeon Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014

Net income (loss)	$(5,747)	$(2,989)
Interest expense, net	38,008	36,563
Income tax provision (benefit)	(6,040)	(21,266)
Depreciation and amortization	48,114	46,463

EBITDA	74,335	58,771

EBITDA Adjustments:
Equity compensation	2,186	1,892
Acquisition accounting adjustments	443	311
Acquisition-related costs	837	1,370
Transaction-related costs and advisory fees	1,517	1,500
Strategic initiatives, duplicative and transition costs	957	5,045
Severance costs	2,104	2,748
Accretion	4,979	(77)
Impairment of long-lived assets	839	3,067
Contingent consideration	(2,015)	1,960
Other non-routine, net	1,379	1,718

EBITDA Adjustments	13,226	19,534

Adjusted EBITDA	$87,561	$78,305